QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Alliance Imaging, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALLIANCE IMAGING, INC.
1900 S. State College Blvd., Suite 600
Anaheim, CA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2003

Dear Stockholders:

        On Wednesday, May 14 , 2003, Alliance Imaging, Inc. will hold its Annual Meeting of Stockholders (the "Annual Meeting") at The Doubletree Hotel, 100 The City Drive, Orange, CA 92868. The meeting will begin at 9:00 a.m. Pacific time.

        Only record holders of shares of common stock of Alliance Imaging, Inc., par value $0.01 per share ("Common Stock"), at the close of business on April 4, 2003 are entitled to notice of, and to vote at this Annual Meeting and any adjournments or postponements thereof. The purpose of the meeting is to:

  1.
  Elect three (3) Class II directors to hold office for a 3-year term;

  2.
  Ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003; and

  3.
  Act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements thereof.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

By Order of the Board of Directors,

Russell D. Phillips, Jr. General Counsel and Secretary

Anaheim, California
April 15, 2003

QUESTIONS AND ANSWERS

1.	Q:	WHO IS SOLICITING MY VOTE?
	A:	This proxy solicitation is being made and paid for by Alliance Imaging, Inc. ("Alliance," "we" or "our").
2.	Q:	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?
	A:	This Proxy Statement was first mailed to stockholders on or about April 16, 2003
3.	Q:	WHAT MAY I VOTE ON?
	A:	(1) The election of three (3) Class II directors to hold office for a 3-year term; and
(2) The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003.
4.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
	A:	The Board recommends a vote FOR each of the proposals outlined in this Proxy Statement.
5.	Q:	WHO IS ENTITLED TO VOTE?
A:
Record holders of our common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on April 4, 2003 (the "Record Date") are entitled to vote at the Annual Meeting. As of April 4, 2003, 47,736,310 shares of Common Stock were outstanding. The shares of Common Stock in our treasury on that date, if any, will not be voted. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share on all matters to be voted on at the Annual Meeting.
6.	Q:	HOW DO I VOTE?
A:
You may vote either by attending the Annual Meeting, or by signing and dating your proxy card and returning it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all of the proposals. You have the right to revoke your proxy at any time before the Annual Meeting by:
(1) notifying our Secretary, Russell D. Phillips, Jr., at the address shown above;
(2) attending the Annual Meeting and voting in person; or
(3) returning a later-dated proxy card.

7.	Q:	WHO WILL COUNT THE VOTE?
A:
Our Assistant Secretary will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The holders of a majority of the shares of Common Stock outstanding on the Record Date, represented in person or by proxy, constitutes a quorum for the transaction of business. Abstentions may be specified on proposals other than the election of directors and will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote. Abstentions and broker non-votes are counted towards a quorum.
8.	Q:	HOW MANY VOTES ARE NEEDED TO APPROVE EACH OF THE ITEMS?
A:
The election of each director nominee must be by a plurality of the stockholders represented at the meeting in person or by proxy and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003 must be approved by a majority of shares entitled to vote on the proposal and represented at the meeting in person or by proxy.
9.	Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
A:
We do not know of any business to be considered at the 2003 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Kenneth S. Ord and Russell D. Phillips, Jr. to vote on such matters at their discretion.
10.	Q:	WHO IS THE LARGEST PRINCIPAL STOCKHOLDER?
	A:	As of April 4, 2003, an affiliate of Kohlberg Kravis Roberts & Co., L.P. owned 35,144,570 shares of our Common Stock (73.6% of the voting shares).
11.	Q:	WHERE CAN I FIND ALLIANCE'S FINANCIAL INFORMATION?
A:
Our consolidated financial statements and related information are included in the Annual Report on Form 10-K for the year ended December 31, 2002 which is enclosed with this Proxy Statement. The Form 10-K is enclosed with this Proxy Statement, but is not incorporated into this Proxy Statement and is not proxy soliciting material.

12.	Q:	WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING DUE?
A:
In general, stockholders who, in accordance with the Securities and Exchange Commission's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2004 Annual Meeting must submit their proposals to our Secretary on or before December 16, 2003.

In accordance with our Bylaws, in order to be properly brought before the 2004 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary at the address set forth below no earlier than January 15, 2004 and no later than February 14, 2004. All stockholders must also comply with the applicable requirements of the Securities Exchange Act of 1934. Your submission must contain the specific information required in our Bylaws. If you would like a copy of our Bylaws, please write to the Corporate Secretary of Alliance Imaging, Inc. at 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806.
13.	Q:	WHO ARE THE PROXY SOLICITORS AND WHAT ARE THE SOLICITATION EXPENSES?
A:
We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to owners of our stock in accordance with applicable rules. Our officers, directors and employees may undertake solicitation activities without any compensation for such duties.

PROPOSALS YOU MAY VOTE ON

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes, as nearly equal in number as possible, with each director serving a three year term and one class of directors being elected at each year's annual meeting of stockholders. At each annual meeting of stockholders, nominees are generally elected as directors to a class with a term of office that expires at the annual meeting of stockholders held three years after the year of the nominee's election, and until their successors are elected and qualified. The terms of office of the three incumbent Class II directors expire at the 2003 Annual Meeting. The Board has nominated incumbent directors, Anthony B. Helfet and Richard N. Zehner, along with James H. Greene, Jr. for election to a three-year term of office that will expire at the annual meeting to be held in 2006. George Roberts is retiring from our Board at this year's annual meeting. We thank Mr. Roberts for his service to the Board and to Alliance.

        Michael W. Michelson, James C. Momtazee and Edward L. Samek are in the class of directors whose term expires at the 2004 Annual Meeting. Neil F. Dimick, Henry R. Kravis and Paul S. Viviano are in the class of directors whose term expires at the 2005 Annual Meeting.

        Below is information about the Class II nominees and all other directors, including their principal occupation, business experience and other information, including directorships in other public companies. If for any reason any of the nominees should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other nominees. The Board, however, expects all nominees to be available to serve if elected.

Nominees and Other Members of the Board of Directors

The Class II Nominees

JAMES H. GREENE, JR.	Initial Director Nomination
Age 52

        Mr. Greene has been a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. since 1996. From January 1, 1993 through January 1, 1996, Mr. Greene was a general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Greene is also a director of Accuride Corporation, Owens-Illinois, Inc., Safeway Inc. and Shoppers Drug Mart Corporation.

ANTHONY B. HELFET	Director Since October 2001
Age 59

        Mr. Helfet, a retired investment banker, has been a director since October 2001. Mr. Helfet was a Special Advisor to UBS Warburg from September 2001 through December 2001. From 1991 to August 31, 2001, Mr. Helfet was a Managing Director of Dillon Read & Co. Inc. and its successor organization, UBS Warburg. Mr. Helfet was also Managing Director of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989. Historically, Mr. Helfet has held other positions with Dean Witter Reynolds Inc. and Dillon Read & Co. Mr. Helfet currently serves as chairman of our Audit Committee.

RICHARD N. ZEHNER	Director Since August 1987
Age 50

        Mr. Zehner has served as our Chairman since November 1988 and also served as our Chief Executive Officer from November 1988 through April 7, 2003. Mr. Zehner was our founder and also served as our President from 1983 through February 1998. He has served as a director since 1987. Prior to founding the company, Mr. Zehner managed the diagnostic shared-services division of National Medical Enterprises, the predecessor of Tenet Corporation, a nationwide provider of healthcare services. Mr. Zehner began his career as an x-ray technician and subsequently became a radiology department manager. Mr. Zehner currently serves as chairman of our Executive Committee.

Incumbent Class III Directors serving for a term expiring in 2004

MICHAEL W. MICHELSON	Director Since November 1999
Age 52

        Mr. Michelson has been a director since November 1999. Mr. Michelson has been a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. since 1996. Prior thereto, he was a general partner of Kohlberg Kravis Roberts & Co, L.P. Mr. Michelson is also a director of Amphenol Corporation, Owens-Illinois, Inc., and KinderCare Learning Centers, Inc. Mr. Michelson currently serves as chairman of our Compensation Committee and as a member of our Executive Committee.

JAMES C. MOMTAZEE	Director Since May 2002
Age 31

        Mr. Momtazee has been a director since May 2002 when he was appointed to our Board to fill the vacancy created by the resignation of David H.S. Chung. Mr. Momtazee has been an executive of Kohlberg Kravis Roberts & Co., L.P. beginning in 1996. From 1994 to 1996, Mr. Momtazee was with Donaldson, Lufkin & Jenrette in its investment banking department. Mr. Momtazee currently serves as a member of our Compensation Committee and Executive Committee.

EDWARD L. SAMEK	Director Since October 2001
Age 66

        Mr. Samek has been a director since October 2001. Mr. Samek served as Vice Chairman of MedQuist, Inc. from 1998 to 2000 and as Chairman and Chief Executive Officer of The MRC Group and predecessor companies from 1982 to 1998 when it was acquired by MedQuist. Previously he served as President of Hudson Pharmaceutical Corporation and Childcraft Education Corp. He has also held executive and management positions with Procter & Gamble, Johnson & Johnson and Avon Products, Inc. Currently an independent consultant and investor, Mr. Samek serves as an advisor to the board of MedQuist and a director of North American Managment Corp., Third Millennium Healthcare Systems, Veritext and The Medical Transcription Industry Alliance. Mr. Samek currently serves as a member of our Audit Committee.

Incumbent Class I Directors serving for a term expiring in 2005

NEIL F. DIMICK	Director Since November 2002
Age 59

        Mr. Dimick, a healthcare consultant and private investor, has been a director since November 2002 when our Board was expanded from eight to nine members. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation from August 2001 through April 2002. From 1992 through August 2001 he served as Senior Executive Vice President and Chief Financial Officer of Bergen Brunswig Corporation. Mr. Dimick began his career as a corporate auditor with Deloitte & Touche in 1973 where he held the position of partner for eight years. Mr. Dimick is also a director of WebMD Corporation. Mr. Dimick currently serves as a member of our Audit Committee.

HENRY R. KRAVIS	Director Since November 1999
Age 59

        Mr. Kravis has been a director since November 1999. Mr. Kravis has been a founding partner of Kohlberg Kravis Roberts & Co., L.P. since its inception in 1976, and is a managing member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Kravis is also a director of Borden Chemical Inc., The Boyds Collection, Ltd., Bristol West Insurance Group, KinderCare Learning Centers, Inc., KSL Recreation Corporation, Legrand SA, Owens-Illinois, Inc., PRIMEDIA Inc., Sotheby's Holdings, Inc., and Willis Group Holdings Limited. Mr. Kravis is a first cousin of George Roberts who will be retiring from our board as of the 2003 Annual Meeting.

PAUL S. VIVIANO	Director Since January 2003
Age 50

        Mr. Viviano has been a director since January 2003 when he was appointed to our Board to fill the vacancy created by the resignation of Jamie E. Hopping. He served as our President and Chief Operating Officer from January 2, 2003 through April 7, 2003 at which time he became our President and Chief Executive Officer. Prior to joining us, Mr. Viviano was Chief Executive Officer of USC University Hospital and USC Norris Cancer Hospital from 2000 through 2002. He has also served the St. Joseph Health System from 1987 to 2000 in the most recent capacity of its Executive Vice President and Chief Operating officer from 1995 to 2000.

Corporate Governance and Board Committees

        Alliance's business is managed under the direction of our Board of Directors. The Board selects our officers, delegates responsibilities for the conduct of our operations to those officers, and monitors their performance.

        Our Board of Directors meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held five meetings in the fiscal year ended December 31, 2002, referred to as fiscal 2002. During fiscal 2002 all directors, except for Messrs. Kravis and Roberts, attended 75% or more of the total of (i) all meetings of the Board of Directors and (ii) all meetings of Committees of the Board on which such director served. In addition to the formal meetings noted above, the Board and the committees of the Board are consulted frequently and often act by written consent taken without a meeting.

        Executive management, in consultation with the Board of Directors, usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings. The Chief Executive Officer, Chief

Operating Officer, Chief Financial Officer, General Counsel and other selected members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board's discussion of these presentations. Significant matters that require Board approval are voted on at the meetings. Board members have complete access to senior management.

        Our Board of Directors currently has three committees, the Executive Committee, the Compensation Committee and the Audit Committee.

        The Executive Committee exercised all powers and authority of the Board of Directors with some exceptions as provided under Delaware law. The purpose of the Executive Committee is to allow for decisions to be made on our behalf between regular meetings of the Board of Directors. The Executive Committee also has the authority to recommend nominees for election to our Board of Directors. The Committee's current members are Messrs. Michelson, Momtazee and Zehner (Chairman). During fiscal 2002 the Executive Committee held 12 meetings.

        Our Board of Directors does not have a Nominating Committee. Stockholders may nominate candidates for election to our Board of Directors in accordance with our Bylaws, a copy of which can be obtained by writing to the Corporate Secretary of Alliance Imaging, Inc., 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806. In general, such nominations must be received in writing by the Corporate Secretary not less than 90 nor more than 120 days before the first anniversary of the preceding year's annual meeting, as set forth in our Bylaws. The nomination must be accompanied by the name and address of the nominating stockholder. It must state the number and class of shares held. It must include information regarding each nominee that would be required to be included in a proxy statement.

        The Compensation Committee has the authority to determine executive base compensation and incentive compensation and approve the terms of stock option grants pursuant to our option plans and arrangements. The Committee's current members are Messrs. Michelson (Chairman) and Momtazee. During fiscal 2002 the Compensation Committee held three meetings. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation."

        The Audit Committee is responsible for recommending to our Board of Directors the engagement of our outside auditors and reviewing our accounting controls and the results and scope of audits and other services provided by our auditors. From January 1, 2002 through November 15, 2002, the members of the Audit Committee were Messrs. Helfet (Chairman) and Samek. Effective November 15, 2002, Neil F. Dimick was appointed as a third member of our Audit Committee. The members of the Audit Committee are "independent" as defined in the listing standards of the New York Stock Exchange, or NYSE. During fiscal 2002, the Audit Committee held six meetings. For additional information concerning the Audit Committee, see "Report of the Audit Committee of the Board of Directors."

Directors' Compensation

        Our non-employee directors receive an annual fee of $25,000 and reimbursement of travel expenses. Effective January 1, 2000, we established a directors' deferred compensation plan for all non-employee directors. Each of our six non-employee directors has elected to participate in the director plan and have their annual fee of $25,000 deferred into a stock account and converted quarterly into phantom shares. Upon retirement, separation from the board of directors, or the occurrence of a change of control, each director has the option of being paid cash or issued common stock for their phantom shares. The following table summarizes the number of shares of phantom stock held in the respective accounts of our board members as of December 31, 2002:

Name	Phantom Shares in Plan Account
Henry R. Kravis	9,187
Michael W. Michelson	9,187
George R. Roberts	9,187
Edward L. Samek	3,185
Anthony B. Helfet	3,063
James C. Momtazee	1,977
Neil F. Dimick	602

        YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THREE (3) NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
INDEPENDENT AUDITORS

        The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003, referred to as fiscal 2003, subject to your ratification. Deloitte & Touche LLP has served as our independent auditors since November 1999. Deloitte & Touche LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

  Principal Accounting Firm Fees

        Aggregate fees billed to us for the fiscal years ended December 31, 2002 and 2001 by our independent auditors, Deloitte & Touche LLP, were:

	Fiscal Year Ended
	2002	2001
Audit fees(a)	$236,000	$788,000
Audit-related fees(b)	22,000	29,000

Total audit and audit-related fees	258,000	817,000
Tax fees(c)	121,000	29,000
All other fees(d)	124,000	90,000

Total fees	$503,000	$936,000

(a)
Includes fees for the audit of our annual financial statements, annual audits of the financial statements of our joint ventures, and services associated with securities filings (including fees related to our initial public offering and debt offerings in 2001).

(b)
Includes employee benefit plan audit fees and accounting consultations.

(c)
Includes tax consultation and planning fees.

(d)
Includes fees for billing compliance reviews and other non-audit services. Deloitte & Touche LLP was not engaged and did not receive fees for financial information system design and implementation services.

        A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting and respond to appropriate questions.

        YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2003.

OWNERSHIP OF ALLIANCE COMMON STOCK

        The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 31, 2003, (i) by each person who is known by us to own beneficially more than 5% of our Common Stock; (ii) by each of our directors and the non-incumbent director nominee; (iii) by each of our officers identified in the table set forth under the heading "Summary Compensation Table"; and (iv) by all of our executive officers and directors as a group.

Name	Common Stock Owned Beneficially(1)	Percentage of Shares Beneficially Owned
KKR 1996 GP L.L.C.(2)	34,617,400	72.5%
Strata L.L.C.(3)	527,170	1.1%
Westfield Capital Management Co. LLC(4)	2,664,000	5.6%
Richard N. Zehner(5)	1,644,450	3.3%
Paul S. Viviano.	53,734	*
Kenneth S. Ord(6)	689,250	1.4%
Cheryl A. Ford(7)	238,000	*
Terry A. Andrues(8)	238,000	*
Russell D. Phillips, Jr.(9)	77,000	*
James H. Greene, Jr.(2)(3)	35,144,570	73.6%
Henry R. Kravis(2)(3)	35,144,570	73.6%
Michael W. Michelson(2)(3)	35,144,570	73.6%
George R. Roberts(2)(3)	35,144,570	73.6%
James C. Momtazee(2)(3)	—	—
Neil F. Dimick	—	—
Anthony B. Helfet	—	—
Edward L. Samek	—	—
All Present Executive Officers and Directors (14 persons)(10)	38,045,270	75.1%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of common stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 47,736,310 shares outstanding as of March 31, 2003, except for certain parties who hold options that are presently exercisable or exercisable within 60 days of March 31, 2003. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of March 31, 2003 are based upon the sum of 47,736,310 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of March 31, 2003 held by them, as indicated in the following notes.

(2)
Shares of Common Stock shown as beneficially owned by KKR 1996 GP L.L.C. are held by Viewer Holdings L.L.C. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P. As of the date hereof, KKR 1996 Fund L.P. is the senior member of Viewer Holdings L.L.C. KKR 1996 GP L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes Huth, Todd A. Fisher, Alexander Navab and Neil A. Richardson. Messrs. Kravis, Roberts and Michelson are current members of our Board of Directors and Mr. Greene is a director nominee. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership. Mr. Momtazee is a member of our Board of Directors and is also an executive of KKR and a limited partner of KKR Associates 1996 L.P. Mr. Momtazee disclaims that he is the beneficial owner of any shares beneficially owned by KKR Associates 1996 L.P. The address of KKR 1996 GP L.L.C. and Messrs. Kravis, Michelson Roberts and Greene is: c/o Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, NY 10019.

(3)
Shares of Common Stock shown as beneficially owned by Strata L.L.C. are held by Viewer Holdings L.L.C. Strata L.L.C. is the sole general partner of KKR Associates (Strata) L.P., which is a general partner of KKR Partners II L.P. As of the date hereof, KKR Partners II L.P. is a member of Viewer Holdings L.L.C. Strata L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin and Scott M. Stuart. Messrs. Kravis, Roberts and Michelson are current members of our Board of Directors and Mr. Greene is a director nominee. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by Strata L.L.C. Each of such individuals disclaims beneficial ownership. Mr. Momtazee is a member of our Board of Directors and a limited partner of KKR Associates (Strata) L.P. Mr. Momtazee disclaims that he is the beneficial owner of any shares beneficially owned by KKR Associates (Strata) L.P.

(4)
Based solely upon information contained in a Schedule 13G filed by Westfield Capital Management Co. LLC for the period ended December 31, 2002. The address of Westfield Capital Management Co. LLC is One Financial Center, Boston, MA 02111.

(5)
This amount represents 1,644,450 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(6)
This amount represents 689,250 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(7)
This amount represents 238,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(8)
This amount represents 238,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(9)
This amount represents 77,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(10)
This amount includes 2,900,700 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

SUMMARY COMPENSATION TABLE

        The following table sets forth compensation paid by us for fiscal years 2002, 2001 and 2000 to each individual serving as our Chief Executive Officer during fiscal year 2002 and to each of our four other most highly compensated executive officers as of the end of fiscal 2002, referred to as the "named executive officers."

	Annual Compensation					Long-Term Compensation
Principal Position	Year(1)	Salary	Bonus		Other Annual Compensation(2)	Securities Underlying Stock Options/SAR's(3)	All Other Compensation(4)
Richard N. Zehner(5) Chief Executive Officer, Chairman of the Board of Directors	2002 2001 2000	$400,000 384,000 369,900	$284,738 216,000 160,624	(6)	— — —	— — —	$31,910 34,981 16,520
Kenneth S. Ord Executive Vice President and Chief Financial Officer	2002 2001 2000	312,500 300,100 285,500	148,702 150,050 212,561	(6) (7)	— — —	— — —	4,785 774 414
Cheryl A. Ford Executive Vice President	2002 2001 2000	195,000 181,300 173,200	87,458 71,478 61,000		— — —	— — —	4,197 4,010 3,999
Terry A. Andrues Executive Vice President	2002 2001 2000	195,000 178,000 173,200	73,583 61,276 60,292		— — —	— — —	4,356 7,559 3,979
Russell D. Phillips, Jr. Executive Vice President, General Counsel and Secretary	2002 2001 2000	180,000 162,000 150,000	67,968 64,800 34,800		— — —	35,000 — —	11,059 12,915 2,753

(1)
Rows specified "2002," "2001" and "2000" represent fiscal years ended December 31, 2002, 2001 and 2000, respectively.

(2)
With respect to each named officer for each fiscal year this table excludes perquisites which did not exceed the lesser of $50,000 or 10% of the named officer's salary and bonus for the fiscal year.

(3)
Stock options were granted under our 1999 Equity Plan.

(4)
Includes: 401(k) matching contributions (for 2002, 2001 and 2000, respectively): Mr. Zehner—$4,250, $4,250 and $4,250; Mr. Ord—$4,011, $0 and $0; Ms. Ford—$3,937, $3,775 and $3,777; Mr. Andrues—$3,957, $3,797 and $3,757; and Mr. Phillips—$3,980, $3,449 and $2,645. Cash payments in lieu of accrued vacation (for 2002, 2001 and 2000, respectively): Mr. Zehner—$15,385, $18,462 and $0; Mr. Andrues—$0, $3,423 and $0; and Mr. Phillips—$6,923, $9,346 and $0. The balance for each named officer represents life insurance premiums paid by us.

(5)
During fiscal 2002, Mr. Zehner served as our Chief Executive Officer and Chairman of our Board. Effective April 7, 2003, Mr. Zehner became Chairman of our Board of Directors and Paul S. Viviano became our President and Chief Executive Officer.

(6)
Includes $26,784 and $51,467 in bonus payments to Messrs. Zehner and Ord, respectively, in connection with their efforts related to our debt offering and IPO during fiscal 2001.

(7)
Includes $129,911 in bonus payments to Mr. Ord in 2000 pursuant to a retention bonus agreement. Option Grants in Last Fiscal Year

Option Grants in Last Fiscal Year

        The following table sets forth grants of stock options in fiscal year 2002 to the named executive officers. No stock appreciation rights have ever been granted to the named executive officers.

	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2002			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			Exercise Price Per Share	Expiration Date
					0%	5%(2)	10%(2)
Richard N. Zehner	—	0.0%	$—		$—	$—	$—
Kenneth S. Ord	—	0.0%	—		—	—	—
Cheryl A. Ford	—	0.0%	—		—	—	—
Terry A. Andrues	—	0.0%	—		—	—	—
Russell D. Phillips, Jr.	35,000	7.5%	10.65	2012	—	234,420	594,068

(1)
The option grants in 2002 were made under our 1999 Equity Plan. These options were issued at fair market value on the date of grant and expire ten years from the date of grant. Fifty percent of the options vest in equal increments over five years and fifty percent vest after eight years (subject to acceleration if certain financial performance targets are achieved).

(2)
We are required to use a 5% and 10% assumed rate of appreciation over the ten-year option term from the $10.65 exercise price of the options. The 5% and 10% assumed annual rates of stock price appreciation related to the options granted would result in the price of our common stock increasing to $17.35 and $27.62 per share, respectively. This does not represent our projection of the future stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table presents information with respect to options exercised by each of the named executive officers in 2002, as well as the unexercised options to purchase our common stock granted under the 1999 Equity Plan and the 1997 Option Plan to the named executive officers and held by them as of December 31, 2002. The value of unexercised in-the-money options as of fiscal year end is based upon last reported sales price of our Common Stock on December 31, 2002, of $5.30 per share.

			Number of Shares Underlying Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
Name and Principal Position	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard N. Zehner Chief Executive Officer and Chairman of the Board of Directors	—	—	1,644,520	499,000	$4,287,234	—
Kenneth S. Ord Executive Vice President and Chief Financial Officer	—	—	689,250	335,400	1,134,000	—
Cheryl A. Ford Executive Vice President	—	—	238,000	120,000	369,600	—
Terry A. Andrues Executive Vice President	—	—	238,000	120,000	369,600	—
Russell D. Phillips, Jr. Executive Vice President General Counsel and Secretary	—	—	70,000	57,000	131,750	—

Employment and Change of Control Arrangements

        We have entered into employment agreements with Messrs. Zehner, Ord and Phillips. Base compensation under the employment agreement for each of these executives is subject to adjustment by the Compensation Committee of our Board of Directors each year. In addition, Messrs. Zehner, Ord and Phillips are entitled to receive an annual cash bonus based upon our achievement of certain operating and financial goals, with an annual target bonus amount equal to a specified percentage of their then-current annual base salary (75% in the case of Mr. Zehner, 50% in the case of Mr. Ord and 40% in the case of Mr. Phillips for 2002). This bonus plan has been adopted and will be administered by the Compensation Committee of the Board of Directors.

        The employment agreements have terms of two years. The terms of the employment agreements of Messrs. Zehner, Ord and Phillips automatically extend by three months on the last day of each quarterly period and will continue to be so extended unless either we or the executive give notice of a desire to modify or terminate the agreement at least thirty days prior to the quarterly extension date. We may terminate Mr. Zehner's, Mr. Ord's or Mr. Phillips' employment at any time and for any reason and Mr. Zehner, Mr. Ord or Mr. Phillips may resign at any time and for any reason. If we terminate the employment of Messrs. Zehner, Ord or Phillips without cause, or any of them resigns with good cause, the employment agreements obligate us to:

  •
  pay any earned but unpaid salary, benefits or bonuses, including a prorated bonus for the year in which the severance occurred;

  •
  continue to provide for periods of two years' benefits at least equal to those received prior to severance; and

  •
  provide the executive with outplacement services at a cost not to exceed $25,000.

        Additionally, each of Messrs. Zehner, Ord and Phillips would receive, over time, an amount equal to at least two times his combined then-current annual salary and bonus for the prior year. We are currently discussing with Mr. Zehner an amendment to his employment agreement to reflect his new position as our Chairman of the Board.

        We have also entered into employment agreements with Ms. Ford and Mr. Andrues. Each employment agreement remains in effect until notice of termination is given by either party. Each contract provides that the officer will continue to receive his or her base salary and be entitled to earn bonuses and participate in all benefit plans and programs at levels and pursuant to terms that are substantially consistent with current levels and terms, subject to periodic review and possible increases by our board of directors or compensation committee. In addition, each contract provides that if the officer is terminated by us other than for just cause, as defined in the agreement, or if the officer terminates his or her employment as a result of a constructive discharge, as defined in the agreement, then the officer will be entitled to a cash severance benefit equal to six months of salary at his or her then current rate of salary, payment of a cash amount based on the officer's historical incentive compensation and extension of the officer's participation in our benefits plan and receipt of a car allowance for six months. If severance were to occur within one year prior to or following a change of control or the officer elects to terminate his or her employment for any reason within one year after a change in control, then each employment agreement provides for a doubled cash severance benefit and further extension of the officer's benefits and car allowance. For the purposes of these employment agreements, a change of control has occurred if:

  •
  we transfer all or substantially all of our assets to any person or group;

  •
  any person or group becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power represented by all of our voting stock; or

  •
  any person or group obtains the right or power to elect or designate a majority of our board of directors.

401(k) Plan

        We established a tax deferred 401(k) savings plan in January 1990. Effective January 1, 2001, the 401(k) plan was amended and restated in its entirety. Currently, all employees who are over 21 years of age are eligible to participate after attaining three months of service. Employees may contribute between 1% and 15% of their annual compensation. We match 50 cents for every dollar of employee contributions up to 5% of their compensation, subject to statutory limitations. The rates of pre-tax and matching contributions may be reduced with respect to highly compensated employees, as defined in the Internal Revenue Code of 1986, as amended, so that the 401(k) plan will comply with Sections 401(k) and 401(m) of the Code. Pre-tax and matching contributions are allocated to each employee's individual account, which are invested in selected fixed income or stock managed accounts according to the directions of the employee. An employee's pre-tax contributions are fully vested and nonforfeitable at all times. Matching contributions vest over four years of service. An employee may forfeit unvested amounts upon termination of employment, unless the termination is because of death, disability or retirement, in which case matching contributions vest in their entirety.

        Matching contributions made by us pursuant to the 401(k) plan to the named executive officers for the 2002 fiscal year are included under "All Other Compensation" in the Summary Compensation Table.

Stock Option Plans

        We have issued stock options to our employees under the following three plans:

  •
  The 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries dated November 2, 1999, or the 1999 Equity Plan;

  •
  The Alliance Imaging, Inc. 1997 Stock Option Plan dated December 18, 1997, as amended, or the 1997 Option Plan; and

  •
  The Three Rivers Holding Corp. 1997 Stock Option Plan dated October 14, 1997, as amended, or the Three Rivers Plan.

        The 1999 Equity Plan, the 1997 Option Plan and the Three Rivers Plan are collectively referred to in this proxy statement as the plans. The plans are designed to promote our interests by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in us as an incentive for them to remain in our service.

          Types of Options.    The Three Rivers Plan provides for the grant of options to our employees that are not qualified as incentive stock options as defined by Section 422 of the Internal Revenue Code. The 1997 Option Plan provides for the grant of options to employees that are either incentive stock options or non-qualified options. The 1999 Equity Plan provides for the grant of options to employees, consultants or other persons with a unique relationship to us or our subsidiaries, and that are non-qualified options.

          Options Available and Outstanding.    A total of 6,276,300 shares are currently reserved for issuance under the 1999 Equity Plan, of which 3,400,000 are subject to outstanding options as of December 31, 2002. Currently there are options outstanding to purchase 1,681,270 shares under the 1997 Option Plan and 348,030 shares under the Three Rivers Plan. The 1997 Option Plan and the Three Rivers Plan were amended upon completion of our 1999 recapitalization to provide that no further options would be granted under those plans after November 2, 1999, and there are no additional shares reserved for issuance under those plans. Options under the 1997 Option Plan and the Three Rivers Plan that were not cancelled as part of the 1999 recapitalization remain outstanding subject to the terms and conditions of the 1997 Option Plan, the Three Rivers Plan and the option agreements under which they were granted, as they have been amended. All options granted under the 1997 Option Plan and the Three Rivers Plan are fully vested and exercisable.

          Administration.    The Compensation Committee administers each of the plans. The Compensation Committee has authority to select the employees, consultants or others to whom options will be granted under the plans, the number of shares to be subject to those options, and the terms and conditions of the options. In addition, the Compensation Committee has the authority to construe and interpret the plans and to adopt rules for the administration, interpretation and application of the plans that are consistent with the terms of the plans. Options granted under the 1999 Equity Plan become vested and exercisable as determined by the Compensation Committee at the time of the grant, at a price determined by the committee.

          Stockholders' Agreement.    The options and shares acquired upon exercise of the options are subject to the terms and conditions of stockholders' agreements entered into by the option holders. The stockholders' agreements provide that except for limited exceptions, the option holder may not transfer, sell or otherwise dispose of any shares prior to the fifth anniversary of the grant date. The restricted period for options granted under the 1997 Option Plan and the Three Rivers Plan that were not cancelled upon completion of our 1999 recapitalization began on November 2, 1999.

          Amendment.    The 1997 Stock Option Plan and the Three Rivers Plan may be amended or modified by our Board of Directors. The 1999 Equity Plan may be amended or modified by the Compensation Committee, and may be terminated by our Board of Directors.

          Exercise.    Options granted under the plans may be exercised in cash or, at the discretion of the Compensation Committee, through the delivery of previously owned shares, through the surrender of shares which would otherwise be issuable upon exercise of the option, or any combination of the foregoing. In order to use previously owned shares to exercise an option granted under the Three Rivers Plan, the option holder must have owned the shares used for at least six months prior to the exercise of the option.

  Change of Control.

          Under the 1999 Equity Plan, the Compensation Committee may, in its sole discretion, provide that options granted under the plan cannot be exercised after a change of control, in which case they will become fully vested and exercisable prior to the completion of the change of control. The committee may also provide that options remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent. A change of control is defined in the 1999 Equity Plan as the:

    •
    merger or consolidation of our corporation into another corporation;

    •
    exchange of all or substantially all of our assets for the securities of another corporation;

    •
    acquisition by another corporation of 80% or more of our then outstanding shares of voting stock; or

    •
    recapitalization, reclassification, liquidation or dissolution of our corporation, or other adjustment or event which results in shares of our common stock being exchanged for or converted into cash, securities or other property.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2002, Messrs. Michelson and Chung (until his resignation from our Board) and Momtazee (from the time of his appointment to our Board) served as members of the Compensation Committee of Alliance's Board of Directors. Messrs. Michelson, Chung and Momtazee are/were affiliated with KKR. See "Certain Relationships and Related Party Transactions".

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

        We will address any conflicts of interest and future transactions we may have with our affiliates, including KKR, or other interested parties in accordance with applicable law. Delaware law provides that any transaction with any director or officer or other entity in which any of our directors or officers are also directors or officers, or have a financial interest, will not be void or voidable solely due to the fact of the interest or affiliation, nor because the votes of interested directors are counted in approving the transaction, so long as (i) the material facts of the relevant party and its interest are disclosed to the board of directors or the stockholders, as applicable, and the transaction is approved in good faith by a majority of the disinterested directors or by a specific vote of the stockholders, as applicable; or (ii) the transaction is fair to the company at the time it is authorized, approved or ratified.

        KKR provides management, consulting and financial services to us and we paid KKR an annual fee of $650,000 in 2002 in quarterly installments in arrears at the end of each calendar quarter, for these services. In addition, we reimburse KKR and its affiliates for all reasonable costs and expenses incurred in connection with:

  •
  the management, consulting and financial services provided by KKR; and

  •
  the ownership of our shares of common stock by KKR's affiliates.

        We have entered into an employment agreement with Mr. Viviano. Base compensation under the employment agreement of $400,000 per year is subject to adjustment by the Compensation Committee of our Board of Directors each year. In addition, Mr. Viviano is entitled to receive an annual cash bonus based upon our achievement of certain operating and financial goals, with an annual target bonus amount equal to 75% of his then-current annual base salary. This bonus plan has been adopted and will be administered by the Compensation Committee of the Board of Directors.

        The employment agreement has a term of one year. The term of the employment agreement automatically extends by three months on the last day of each quarterly period and will continue to be so extended unless either we or Mr. Viviano gives notice of a desire to modify or terminate the agreement at least thirty days prior to the quarterly extension date. We may terminate Mr. Viviano's employment at any time and for any reason and Mr. Viviano may resign at any time and for any reason. If we terminate the employment of Mr. Viviano without cause, or he resigns with good cause, the employment agreement obligates us to:

  •
  pay any earned but unpaid salary, benefits or bonuses, including a prorated bonus for the year in which the severance occurred;

  •
  continue to provide for periods of one years' benefits at least equal to those received prior to severance; and

  •
  provide Mr. Viviano with outplacement services the scope and provider of which shall be mutually agreed upon by us and Mr. Viviano.

        Additionally, Mr. Viviano would receive, over time, an amount at least equal to his combined then-current annual salary and bonus for the prior year. In addition, the employment agreement provides for us to pay Mr. Viviano a signing bonus of $225,000 to be paid in increments of $100,000 and $125,000 on January 31, 2003 and July 1, 2003, respectively.

        We sold 43,643 shares of our common stock to Mr. Viviano via a private placement of securities on January 2, 2003. Mr. Viviano paid cash in full for these shares at the fair market value price of $5.27. In addition, Mr. Viviano has committed to use the after tax proceeds of each signing bonus payment to purchase additional shares of our common stock from us at fair market value as of such dates. On February 3, 2003, Mr. Viviano purchased an additional 10,091 shares of our common stock at the fair market value price of $4.99 per share with the net proceeds of the first installment of his signing bonus. On January 2, 2003 we also granted Mr. Viviano stock options for one million shares of our common stock. Such options were granted under our 1999 Equity Plan with an exercise price of $5.27 per share. One half of this option grant vests in equal increments over five years and the other half of this option grant vests on the eighth anniversary of the grant subject to accelerated vesting if we meet certain financial performance targets. The shares purchased by Mr. Viviano, his stock options and the shares acquired upon exercise of his stock options are subject to the terms and conditions of the stockholder's agreement described above. See "Stock Option Plans-Stockholder's Agreement."

        Pursuant to a purchase agreement dated as of September 1, 1999 with Alliance Imaging Management, Inc., Acclaim Medical LLC, or "Acclaim", and certain other individuals, we completed the acquisition of Acclaim for the sum of $500,000 plus warrants to purchase 20% of the equity interest in Acclaim as of August 31, 2001. One of the former members of Acclaim is a child of our Chairman of the Board. In 2001, we exercised our call right for the outstanding warrants of Acclaim and each of the four original members of Acclaim received $234,375 in March 2002.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The compensation of Alliance's executive officers is determined by our Compensation Committee (the "Committee") which currently consists of Messrs. Michelson and Momtazee. In developing the executive compensation program of Alliance, the Committee has reviewed compensation packages of various peer group companies as well as published compensation data on companies of similar size.

  Compensation Philosophy

        The primary components of Alliance's executive compensation program are base salary, an annual cash incentive award based primarily on Alliance's performance, and a long term incentive program which consists of grants of stock options. It is the philosophy of the Board of Directors of Alliance generally to set base salary and the annual incentive award comparable to the salaries and bonus paid by a selected peer group of companies. Through the use of stock options, executive officers have the opportunity to receive total compensation, including base salary, annual incentive award and long term incentives, above the executives of the same peer group of companies. This opportunity depends, in part, on the performance of Alliance's Common Stock. This emphasis on long term incentives is intended to encourage the executives to focus on the growth of Alliance and the value of its Common Stock.

  Base Salary

        Base salaries for executives are set at levels consistent with the compensation philosophy, and that are considered appropriate in view of the responsibilities of each position. Individual performance is also considered. The Committee approves all salary increases for executive officers.

  Annual Incentive Award

        The annual incentive award program provides for cash awards to be determined shortly after audited financial results are available each fiscal year. The Committee establishes financial targets as an incentive for superior corporate performance. Each executive has a target award based on a percentage of base salary. The payout of the award to executives is based primarily on the attainment of the financial targets established at the start of the fiscal year and, on a case-by-case basis, the accomplishment of extraordinary achievements during the fiscal year. In the case of the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer and our General Counsel, the payout is based 100% on Alliance's overall financial performance targets set annually by the Committee, subject to extraordinary achievements. For the other two Executive Vice Presidents, the payout is based 50% on Alliance's overall financial targets and 50% on the financial targets for the regional operations under their control. Payout to the executives can range from zero to 175% of the target award based on achievement of the financial targets.

  Long Term Incentive Plan Compensation

        Long term incentives are addressed through grants of stock options. The Committee believes that using stock options as a long term incentive aligns the interests of the officers of Alliance with those of the stockholders. The Committee approves and recommends to the full board all option grants for executive officers and the guidelines to be used for option grants for other management employees. Individual grants of stock options are made based on level of responsibility and individual performance.

  Compensation of Chief Executive Officer

        The Committee meets annually to review the performance of the Chairman and Chief Executive Officer of Alliance. In fiscal 2002, the Committee approved a salary increase of 4.2% for Richard Zehner, who held both positions at such time. Detailed compensation disclosure is contained in the Summary Compensation Table.

  Tax Treatment of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Committee intends that Alliance will generally manage its executive compensation program so as to preserve the related federal income tax deductions.

The Compensation Committee

Michael W. Michelson, Chairman
James C. Momtazee

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        During fiscal 2002, the Audit Committee of the Board of Directors consisted of two non-employee directors through November 14, 2002 (Messrs. Helfet and Samek) and three non-employee directors from November 15, 2002 to the present (Messrs. Helfet, Dimick and Samek) who each meet the independence requirements of the New York Stock Exchange listing standards. The Audit Committee operates under a written charter, approved and adopted by our Board of Directors.

What are the responsibilities of management, the independent auditors and the Audit Committee?

        Alliance's management is responsible for our internal controls and financial reporting process. Alliance's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Pursuant to our Audit Committee's charter, the Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control system. The Committee monitors the independence and performance of the independent auditors. The Committee also provides an open avenue of communication between the outside auditors and the Board of Directors.

How does the Audit Committee carry out its responsibilities?

  •
  The Audit Committee has convened six times during the year to discuss the interim and annual financial statements and Alliance's internal controls on the financial reporting process.

  •
  The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2002 and met with both management and our independent auditors, Deloitte & Touche LLP, to discuss those financial statements. Management and Deloitte & Touche LLP have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

  •
  The Audit Committee has received from and discussed with Deloitte & Touche LLP its written disclosure and letter regarding its independence from Alliance as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  •
  The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditors' independence.

  •
  The Audit Committee has also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement of Auditing Standard No. 61.

        Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Alliance's Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission. The Committee has also recommended, subject to stockholder ratification and approval, the appointment of Deloitte & Touche LLP as Alliance's independent auditors for fiscal year 2003.

The Audit Committee

Anthony B. Helfet, Chairman
Neil F. Dimick
Edward L. Samek

STOCK PERFORMANCE GRAPH

        The following graph sets forth the cumulative return on our common stock from July 27, 2001, the date on which the our common stock commenced trading on the New York Stock Exchange, through December 31, 2002, as compared to the cumulative return of the S&P 500 Index and the cumulative return of the S&P Healthcare Index. The graph assumes that $100 was invested on July 27, 2001 in each of the (1) our common stock, (2) the S&P 500 Index, and (3) the S&P Healthcare Index and that all dividends (if applicable) were reinvested.

COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG
ALLIANCE IMAGING, INC., THE S&P 500 INDEX, AND THE S&P
HEALTHCARE INDEX

	Cumulative Total Return
	7/27/01	9/30/01	12/31/01	3/31/02	6/30/02	9/30/02	12/31/02
Alliance Imaging, Inc.	100.00	106.92	93.85	94.62	103.85	92.00	40.77
S&P 500	100.00	86.53	95.44	95.38	82.28	67.77	73.14
S&P Healthcare Index	100.00	100.62	101.35	100.71	83.90	77.56	81.11

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Alliance believes that during fiscal 2002, all SEC filings of directors, officers and ten percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act. This belief is based on our review of forms filed, or written notice that no forms were required.

FORM 10-K

        Alliance will mail without charge to any Stockholder upon written request a copy of our Annual Report on Form 10-K for the year ended December 31, 2002, including the financial statements, schedules and a list of exhibits. Requests should be sent to Corporate Secretary, Alliance Imaging, Inc., 1900 S. State College Boulevard, Suite 600, Anaheim, CA 92806.

By Order of the Board of Directors,

Russell D. Phillips, Jr. General Counsel and Secretary

Anaheim, California
April 15, 2003

ALLIANCE IMAGING, INC.
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2003
This Proxy is solicited on behalf of the Board of Directors

        The undersigned stockholders of Alliance Imaging, Inc. (the "Company") hereby nominate, constitute and appoint Russell D. Phillips, Jr. and Kenneth S. Ord, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Annual Meeting of Stockholders of Alliance Imaging, Inc. (the "Annual Meeting") to be held at The Doubletree Hotel, 100 The City Drive, Orange, CA 92868, on Wednesday, May 14, 2003 at 9:00 a.m., Pacific time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

        This proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any other nominee. Unless "AGAINST" or "ABSTAIN" is indicated, this proxy will be voted "FOR" approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT: Continued and to be signed on the reverse side.

\*/    Please Detach and Mail in the Envelope Provided    \*/
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------

☒	Please mark your votes as indicated in this example.

		FOR ALL NOMINEES (EXCEPT AS INDICATED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS. Class II Terms will expire in 2006	☐	☐	Nominees: James H. Greene, Jr. Anthony B. Helfet Richard N. Zehner	2.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year ending December 31, 2003.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)					3.
						OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at the present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

					The Board of Directors recommends a vote "FOR" the election of all nominees for director and "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. If any other business is properly presented at such meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

		Date:	, 2003

Signature	Signature if held jointly
NOTE: Please date this proxy and sign above as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.

QuickLinks

QUESTIONS AND ANSWERS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
OWNERSHIP OF ALLIANCE COMMON STOCK
SUMMARY COMPENSATION TABLE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FORM 10-K